                                 SUBLEASE AGREEMENT

                                     SUBLESSOR:


                              WELLS FARGO BANK, N.A.,
                           A NATIONAL BANKING ASSOCIATION




                                     SUBLESSEE:

                         GREASE MONKEY INTERNATIONAL, INC.,
                               A COLORADO CORPORATION





                                PREMISES LOCATED AT:

                                  633 17TH STREET
                                  DENVER, COLORADO

                                 SUBLEASE AGREEMENT

                THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into as of the 10th day of April, 1998, by and between WELLS FARGO BANK, N.A., a national banking association ("Sublessor"), and GREASE MONKEY INTERNATIONAL, a Colorado corporation ("Sublessee").

                                      RECITALS

                A. Sublessor is presently the lessee of certain office premises (the "Master Premises") consisting of the basement and the first through twelfth floors of that certain office building commonly known as 633 17th Street, Denver, Colorado (the "Building") pursuant to an Indenture of Lease dated as of January 25, 1973 (the "Original Lease"), between U.I.D.C.-Denver, Inc. ("UIDC"), as landlord, and The First National Bank of Denver ("FNB"), as tenant. The Original Lease was amended by instruments dated as of July 15, 1974, January 1, 1975, April 21, 1978, April 10, 1981,
November 30, 1981, January 1, 1985, May 1, 1985 and February 3, 1987, and as so amended is hereinafter referred to as the "Master Lease"). Prudential Insurance Company of America ("Master Lessor") has succeeded to the interests of UIDC as the landlord under the Master Lease, and Sublessor has succeeded to the interests of FNB as the tenant under the Master Lease.

                B. Sublessor desires to sublease a portion of the Master Premises (the "Sublease Premises") to Sublessee, and Sublessee desires to sublease the Sublease Premises from Sublessor, pursuant to the terms, covenants and conditions set forth below.

                C. Except as expressly set forth below, all capitalized terms used below without definition shall be as defined in the Basic Sublease Information contained in Article 1 below.


                                   AGREEMENT

                NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                1. BASIC SUBLEASE INFORMATION. The information set forth in this Section (the "Basic Sublease Information") is intended to supplement or summarize the provisions set forth in the balance of this Sublease. Each reference in this Sublease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed or supplemented by any particular section of the Sublease pertaining to such information. In the event of a conflict between the provisions of this Section and the balance of the Sublease, the balance of the Sublease shall control.

Sublessor:      WELLS FARGO BANK, N.A., a national banking association

Sublessor's     Wells Fargo Bank, N.A.
Address:        Corporate Properties Group
                111 Sutter Street, 22nd Floor
                San Francisco, California 94163
                Attn: Lease Administration

                with copy to:

                Wells Fargo Bank, N.A.
                Corporate Properties Group
                333 South Grand Avenue, Suite 700
                Los Angeles, California 90071
                Attn: Manager

Sublessee:      GREASE MONKEY INTERNATIONAL, INC., a Colorado corporation

Sublessee's
Tax ID No.:     84-0769552

Sublessee's     Prior to the Commencement Date:
Address:
                Grease Monkey International, Inc.
                216 Sixteenth Street, Suite 1100
                Denver, Colorado 80202
                Attn:  Dana Cohen

                Following the Commencement Date:

                Grease Monkey International, Inc.
                633 17th Street, Suite 400
                Denver, Colorado 80202
                Attn:  Dana Cohen

Sublease
Premises:       That portion of the Master Premises consisting of the entire fourth floor of the Building, comprising approximately 17,907 square feet of "Rentable Area" (as hereinafter defined), as delineated on EXHIBIT A attached hereto. The actual rentable square footage ("Rentable Area") of the Sublease Premises shall be determined based on the approved "Space Plan" (as defined in the "Work Letter") in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association
                (BOMA) International for calculating rentable area in office buildings

Permitted
Use: Business and professional offices consistent with the character of the Building as a "Class-A" office building

Monthly
Base Rent:      The Monthly Base Rent shall be as set forth in Section 5.2 of this Sublease.

Security
Deposit: $55,000.00, payable contemporaneously with the execution of this Sublease by Sublessee

Sublessee's
Share: 8.27%, representing the ratio that the Rentable Area of the Sublease Premises bears to the Rentable Area of the Master Premises

Term: Approximately ten years and four months, commencing as of the Commencement Date and expiring, unless earlier terminated in accordance with the terms of this Sublease, on the Expiration Date

Commence-
ment Date:      The latter of June 27, 1998 or upon tender of possession of the
                Sublease Premises to Sublessee in accordance with the "Work
                Letter" (as hereinafter defined)

Expiration
Date: The last day of the calendar month in which the day which is ten years and four months after the Commencement Date occurs

                2.      SUBLEASE.

                        2.1 PREMISES. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Sublease Premises upon all of the terms, covenants and conditions in this Sublease.

                        2.2 SUBLEASE SUBJECT TO MASTER LEASE. This Sublease is and shall be at all times subject to all of the terms, covenants and conditions of the Master Lease, attached hereto as EXHIBIT B, and shall in all respects be limited to the estate granted to Sublessor by Master Lessor pursuant to the Master Lease. Excluding only the obligations with regard to the payment of basic rental and excluding any rights, if applicable, with regard to extension options, expansion options, options to purchase, or rights of first refusal contained in the Master Lease, Sublessee assumes and agrees to be bound by the terms of and to perform all of the obligations and duties of Sublessor under the Master Lease with respect to the Sublease Premises, as if Sublessee were the tenant named thereunder. Sublessee shall not commit or permit to be committed any act or omission which shall violate any terms, covenants or conditions of the Master Lease. Sublessee agrees that it shall promptly forward to Sublessor any and all notices or other communications received by Sublessee from the Master Lessor under the Master Lease. Sublessee acknowledges that Sublessor has no duty or obligation to Sublessee under the

        Master Lease other than to maintain the Master Lease in full force and effect during the Term of this Sublease. In the event that the Master Lease shall terminate for any reason prior to the Expiration Date of this Sublease through no fault of Sublessor, this Sublease shall also terminate and the parties hereunder shall have no further obligations or liabilities to each other; provided that any such termination shall not impair the rights of Sublessor under Section 17 hereof. Where any approval or consent shall be required of Master Lessor pursuant to the provisions of the Master Lease, Sublessor may, without limitation, condition its approval or consent upon Sublessee's obtaining the approval or consent of the Master Lessor. To the extent that the terms of this Sublease are more restrictive than the terms of the Master Lease, the terms of this Sublease shall prevail.

                        2.3 DELIVERY OF POSSESSION. The parties contemplate that the Sublease Premises shall be remodeled and improved as set forth in the Work Letter (the "Work Letter") attached hereto as EXHIBIT C. Sublessor shall deliver the Sublease Premises to Sublessee upon substantial completion of the Improvements, as defined in, and in the manner required by, the Work Letter. Upon delivery of possession, the Sublease Premises shall be in broom clean condition and, except for the Improvements, in substantially the same condition as the Sublease Premises are in as of the date of this Sublease, reasonable wear and tear excepted. Sublessor shall use commercially reasonable efforts to complete the Improvements on or before June 27, 1998; provided, that in no event shall failure by Sublessor to complete the Improvements and deliver the Sublease Premises to Sublessee by such date result in termination of this Sublease or liability to Sublessor. Notwithstanding anything to the contrary herein, if Sublessor fails to deliver the Sublease Premises to Sublessee on or before September 1, 1998 (which date shall be extended by any period of delay caused by an event of "Force Majeure" (as hereinafter defined) or the acts or omissions of Sublessee), Sublessee may by 30 days advance written notice to Sublessor terminate this Sublease, provided that if Sublessor shall tender possession of the Sublease Premises to Sublessee within such 30-day period, such termination notice shall not be effective and this Sublease shall not terminate. In the event of any such termination, this Sublease shall be of no force or effect and the parties shall have no further rights, obligations or liabilities to each other with regard to the subject matter hereof.

                        2.4 PARKING. So long as no "Event of Default" (as hereinafter defined) exists, Sublessee shall have the non-exclusive right to rent and use, on a monthly basis, up to one parking space in the parking facility serving the Building commonly known as the "Plaza Parking Garage" (the "Garage") for every 1,000 square feet of Rentable Area within the Sublease Premises. In addition, Sublessee shall have the non-exclusive right to use in common with other tenants of the Building on an "as-available" basis short-term or daily parking spaces within the Garage. Sublessee's right to use such parking spaces shall be subject to all rules and regulations applicable thereto from time to time imposed by Master Lessor or any third party operator of the Garage, including, without limitation, payment of parking rent and other fees assessed for the use of such parking spaces.

                3.      CONDITION OF SUBLEASE PREMISES.

                        3.1 DUE DILIGENCE INVESTIGATION. As of the date of this Sublease, Sublessee acknowledges that Sublessee has conducted or has had the opportunity to conduct a comprehensive investigation ("Due Diligence Investigation") of the Sublease Premises and all other matters which in Sublessee's judgment may affect the value or suitability of the Sublease Premises for Sublessee's purposes or which may influence Sublessee's willingness to enter this Sublease, including, without limitation, an inspection or examination of (i) the physical condition, size and configuration of the Sublease Premises, including access, parking, location or accessibility of utilities, the condition of the improvements, or the existence of any hazardous materials; (ii) the Master Lease; (iii) title; (iv) taxes, (v) income and expense data, (vi) insurance costs, (vii) permissible uses and zoning or development entitlements; (viii) any applicable covenants, conditions and restrictions; and (ix) compliance with any federal, state or local law, statute, rule or regulation now or hereafter in effect, including, without limitation, the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 (the "ADA").

                        3.2 REPRESENTATIONS AND WARRANTIES; DISCLAIMER. Sublessor represents and warrants to Sublessee that: (i) to the best of Sublessor's knowledge, without investigation, there are no hazardous substances present upon the Sublease Premises in violation of any applicable law or regulation; and (ii) upon completion of the Base Building Improvements (as defined in the Work Letter), the Sublease Premises will, to the best of Sublessor's knowledge, comply with all applicable requirements of the ADA. Sublessee acknowledges that Sublessor would not sublease the Sublease Premises except on an "AS-IS" basis, and agrees that (i) subject to completion of the Improvements, Sublessee accepts the Sublease Premises "AS-IS" and with all faults;
        (ii) except as expressly set forth in this Section 3.2, neither Sublessor nor any of its officers, agents, employees or representatives has made any representations or warranties of any kind or nature, whether express or implied, with respect to the Sublease Premises or any of the matters relating thereto (including without limitation the matters referred to in Section 3.1 above); (iii) Sublessor has no duty to make any disclosures concerning the condition of the Sublease Premises and/or the fitness of the Sublease Premises for Sublessee's intended use, and Sublessee expressly waives any duty which Sublessor might have to make any such disclosures; (iv) Sublessee is relying solely on Sublessee's own Due Diligence Investigation; (v) neither Sublessor nor Master Lessor (except as expressly provided in the Master Lease) shall be required to perform any work of construction, alteration, repair or maintenance of or to the Sublease Premises, except as expressly provided in the Work Letter; and (vi) in the event Sublessee subleases all or any portion of the Sublease Premises or assigns its interest in this Sublease, Sublessee shall indemnify and defend Sublessor (in accordance with Section 17 below) for, from and against any matters which arise as a result of Sublessee's failure to disclose any relevant information about the Sublease Premises to any subtenant or assignee of Sublessee. If Sublessor obtains or has obtained or provides to Sublessee any services, opinions, or work product of surveyors, architects, soil engineers, environmental auditors, engineers, title insurance companies, governmental authorities or any other person or entity with respect to the Sublease Premises, Sublessee and Sublessor agree that

        Sublessor does so only for the convenience of the parties, Sublessor does not vouch for the accuracy or completeness of any such items and the reliance of Sublessee upon any such items shall not create or give rise to any liability of or against Sublessor.

                        3.3 RELEASE. Except as to the representations and warranties expressly set forth in this Article 3, Sublessee hereby fully releases and discharges Sublessor, and its officers, directors, employees and agents, from and relinquishes all rights, claims and actions that Sublessee may have against Sublessor, or its officers, directors, employees or agents which arise out of or are in any way connected with the condition of the Sublease Premises and the matters addressed in this Article 3, including but not limited to the matters referred to in Section 3.1 above. This release applies to all described rights, claims, and actions, whether known or unknown, foreseen or unforeseen, present or future.

                4.      TERM.

                        4.1 TERM. All obligations of Sublessee hereunder shall commence on the Commencement Date. Promptly after the Commencement Date, Sublessor shall deliver to Sublessee written notice of such date. Within ten days after Sublessee's receipt of such written notice, Sublessee shall either confirm or object to such date in writing. If Sublessee should fail to respond to such written notice within the time prescribed, Sublessee shall be deemed to have confirmed that the date set forth in such notice is the Commencement Date.

                        4.2 OPTION TO EXTEND THE TERM. Sublessee shall have the option to extend the Term for an additional term ending on June 30, 2011 (the "Extended Term") upon the same terms, covenants and conditions set forth in this Sublease, except that the minimum Monthly Base Rent for the Extended Term shall be an amount equal to the greater of (i) the Monthly Base Rent for year 9 through the end of the Term, or (ii) an amount equal to ninety-five percent (95%) of the Fair Rental Value (as defined in Section 5.2 below) of the Sublease Premises as of the date on which Sublessee delivers the "Exercise Notice" (as hereinafter defined). Sublessee's option to extend the Term may be exercised only by delivery to Sublessor of written notice (the "Exercise Notice") of such exercise by Sublessee no earlier than one year and no later than six months prior to the expiration of the initial Term. Notwithstanding the above, Sublessee's right to extend the Term shall be conditioned upon Sublessee not being (i) in default (whether or not subsequently cured) under the Sublease more than one time per year during the Term; or (ii) in default either at the time of Sublessee's exercise of the option or at the time of the commencement of the Extended Term. In the event of any such default or any purported exercise of the option to extend the Sublease delivered prior to one year or later than six months before the expiration of the Term, such purported exercise shall be null and void and the term of this Sublease shall expire at the end of the Term. Fair Rental Value shall be determined in accordance with the procedures of
        Section 5.3 of this Sublease, with the thirty-day period referred to in subsection 5.3.1. commencing on the date of the Exercise Notice.

                        4.3 SURRENDER. Upon the expiration or earlier termination of the Term of this Sublease, Sublessee shall surrender the Sublease Premises, together with any personal property therein belonging to Sublessor, and any Alterations (as defined in Section 11 below) made thereto (other than any such Alterations which Sublessee is required to remove as set forth in Section 11 below), broom clean and free of debris, and in good working order, repair and condition, except for reasonable wear and tear. All furniture, trade fixtures and other personal property of Sublessee shall be removed from the Sublease Premises on or before such expiration or earlier termination, if such removal can be undertaken without material damage to the Sublease Premises, and Sublessee shall immediately repair any damage resulting from such removal. In no event shall the heating, ventilating and air conditioning equipment (the "HVAC equipment"), plumbing or sprinkler system components, air lines, power panels, electrical distribution systems, lighting fixtures, fencing or any other component from any major building system be removed from the Sublease Premises.

                        4.4 HOLDING OVER. Subject to the terms of the Master Lease, if Sublessee shall, with Sublessor's written consent, remain in possession of the Sublease Premises or any part thereof after the expiration of the Term hereof, such occupancy shall constitute a tenancy from month to month, terminable upon 30 days notice by either party, upon all of the terms, covenants and conditions of this Sublease, except that the Monthly Base Rent shall be increased to 150% of the amount last due under this Sublease. Otherwise, any such occupancy shall constitute a tenancy at sufferance, and Sublessee shall be liable to Sublessor for any and all claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses) incurred by Sublessor and arising out of Sublessee's failure to timely surrender the Sublease Premises in accordance with the requirements of this Sublease.

                5.      RENT.

                        5.1 DEFINITION. As used in this Sublease, the term "Rent" shall include: (i) the Monthly Base Rent; and (ii) all other amounts which Sublessee is obligated to pay under the terms of this Sublease.

                        5.2 MONTHLY BASE RENT. The Monthly Base Rent for each month of the first five years of the Sublease Term shall be as set forth in the table below, in each case based on the annual rate per square foot of Rentable Area set forth in the table below multiplied by the estimated number of square feet of Rentable Area of the Sublease Premises. The actual Monthly Base Rent shall be adjusted, as appropriate, upon determination of the actual Rentable Area of the Sublease Premises. Month one of the Sublease shall begin on the Commencement Date and each subsequent month of the Sublease shall begin on the same day of each subsequent month.

                                               MONTHLY      ANNUAL RATE PER
                          MONTHS              BASE RENT       SQUARE FOOT
                      Months 1-4                  0               N/A
                      Months 5-12             17,907.00          12.00
                      Months 13-24            18,653.13          12.50
                      Months 25-36            19,399.25          13.00
                      Months 37-48            20,145.38          13.50
                      Months 49-60            20,891.50          14.00


Commencing on the fifth anniversary of the Commencement Date (the "Adjustment Date"), and subject to the condition stated below, the Monthly Base Rent for each month of the remainder of the Sublease Term shall be adjusted to the Fair Rental Value. (as hereinafter defined) of the Sublease Premises as of the Adjustment Date. For the purposes of this Section 5.2 the term "Fair Rental Value" means the fair market rental rate for the Sublease Premises calculated based on the following criteria: Fair Rental Value shall be based upon the square footage of the Sublease Premises and market conditions in Denver, Colorado, for space similar to the Sublease Premises in comparable buildings; shall take into account the fact that Sublessor has already provided a tenant improvement allowance and free rent and other rental concessions, and paid brokerage commissions and leasing fees based upon the full term of the Sublease which includes the period for which the Fair Rental Value is being determined; and any calculation of Fair Rental Value shall take into account Sublessee's obligations under Section 6.2 of this Sublease to pay a share of the costs and expenses which Sublessor is required to pay under the Master Lease and a comparison of such obligation with the amount of operating costs and expenses which tenants in comparable buildings are required to pay. Fair Rental Value shall be determined in accordance with the provisions of Section 5.3 of this Sublease. If Sublessee shall have achieved on or before the first anniversary of the Commencement Date an EBITDA Coverage Ratio (as defined below) of not less than 1.25 to 1 and shall have maintained such EBITDA Coverage Ratio throughout the first five years of the Lease, then the Monthly Base Rent shall not adjust to the Fair Rental Value on the Adjustment Date. In such event, Sublessor and Sublessee shall execute an amendment to this Sublease to reflect that the Monthly Base Rent for each month of the remainder of the Sublease Term shall be as set forth in the table below, in each case based on the annual rate per square foot of Rentable Area set forth in the table below multiplied by the estimated number of square feet of Rentable Area of the Sublease Premises. The actual Monthly Base Rent shall be adjusted, as appropriate, upon determination of the actual Rentable Area of the Sublease Premises. "EBITDA" shall mean net profits before tax plus interest expense (net of capitalized interest expense), depreciation expense, amortization expense and leasehold expense under this Sublease. "EBITDA Coverage Ratio" shall be calculated annually at Sublessee's fiscal year end and shall mean EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt, the prior period current maturity of subordinated debt and the prior period leasehold expense under this Sublease (and in the first year of the Sublease, under the prior lease for Sublessee's administrative offices).

                                                      MONTHLY      ANNUAL RATE PER
                          MONTHS                     BASE RENT       SQUARE FOOT
                      Months 61-72                   21,637.63      14.50

                      Months 73-84                   22,383.75      15.00
                      Months 85-96                   23,129.88      15.50
                      Month 97 through end of Term   23,876.00      16.00

                        5.3 PROCEDURE TO DETERMINE FAIR RENTAL VALUE. The procedure to determine the Fair Rental Value as of the Adjustment Date shall be as follows:

                                5.3.1   No sooner than 210 days and no later
                        than 180 days prior to the Adjustment Date, Sublessor shall give Sublessee notice of the impending Adjustment Date, and upon the giving of that notice, Sublessor and Sublessee shall meet and attempt in good faith to reach a mutual written agreement as to the Fair Rental Value of the Sublease Premises as of the upcoming Adjustment Date. If Sublessor and Sublessee agree in writing as to the Fair Rental Value, such agreement shall constitute the Fair Rental Value for the Adjustment Date. In the event Sublessor and Sublessee are unable to reach written agreement within thirty (30) days following Sublessor's notice, the Fair Rental Value shall be determined in accordance with the appraisal procedures set forth in this Section 5.3.

                                5.3.2   Within ten (10) days following
                        expiration of the thirty (30) day period described in subsection 5.3.1 above, Sublessor shall appoint a senior commercial real estate broker with at least ten (10) years experience in leasing properties similar to the Building in the downtown Denver, Colorado area (a "Qualified Broker"; a Qualified Broker selected by Sublessor shall be referred to herein as "Sublessor's Broker"). Sublessor shall give Sublessee notice of the identity of Sublessor's Broker contemporaneously with his appointment. Within thirty (30) days after such appointment, Sublessor's Broker shall render his appraisal of the Fair Rental Value of the Sublease Premises for the ensuing remainder of the Sublease Term and shall give Sublessor and Sublessee written notice of such determination.

                                5.3.3   If Sublessee agrees with the
                        determination of the Fair Rental Value of the Sublease Premises rendered by Sublessor's Broker, the Monthly Base Rent hereunder for the remainder of the Term following the Adjustment Date shall be as determined therein, and Sublessor and Sublessee shall execute an amendment to this Sublease evidencing such Monthly Base Rent. If Sublessee does not so agree, Sublessee shall have the right to appoint its own Qualified Broker ("Sublessee's Broker") to determine Fair Rental Value of the Premises, which appointment shall be made within ten
                        (10) days after Sublessee receives the appraisal of Sublessor's Broker. Sublessee shall give Sublessor written notice identifying Sublessee's Broker contemporaneously with his appointment. Within thirty
                        (30) days after being appointed by Sublessee, Sublessee's Broker shall render an appraisal of the Fair Rental Value of the Premises for the ensuing Extension Term and shall give Sublessor and Sublessee written notice of such determination.

                                5.3.4 If the appraisals of Sublessor's Broker and Sublessee's Broker vary from one another, then the two Appraisers shall meet and attempt to reach a written agreement on the Fair Rental Value of the Premises for the ensuing Extension Term; if such written agreement is made, the same shall be binding upon Sublessor and Sublessee. If the two Brokers are unable to so agree in writing on the Fair Rental Value within fifteen (15) days after Sublessee's Broker gives the notice of its appraisal, then within ten (10) days after the expiration of that 15-day period, the two Brokers shall agree upon and select a third Qualified Broker (the "Third Broker"). If the two Brokers are unable to agree upon a Third Broker, either Sublessor or Sublessee may petition the District Court for the City and County of Denver, Colorado, to appoint the Third Broker, provided that ten (10) days prior written notice is given to the other party hereto. Within ten (10) days after being appointed, the Third Broker shall, pursuant to an exercise of his best professional judgment, choose one or the other of the appraisals rendered by Sublessor's Broker and Sublessee's Broker as being the more accurate reflection of the Fair Rental Value of the Premises for the ensuing Extension Term. Upon making this choice, the Third Broker shall immediately give the parties hereto written notice thereof, the appraisal that is so selected by the Third Broker shall determine the Fair Rental Value and the Monthly Base Rent hereunder for the remainder of the Term following the Adjustment Date, and Sublessor and Sublessee shall execute an amendment to this Lease evidencing such Monthly Base Rent.

                        5.4 PAYMENT. Upon execution of this Sublease, Sublessee shall pay to Sublessor the Security Deposit. Commencing on the date which is four months after the Commencement Date and continuing on the first day of each calendar month thereafter during the Term of this Sublease, Sublessee shall pay to Sublessor the Monthly Base Rent (prorated if the payment is for a portion of a month) in advance. Rent for any portion of a month shall be prorated on the basis of a 30-day month. Monthly Base Rent and all other amounts owing hereunder shall be payable to Sublessor at Wells Fargo Bank, N.A., 333 South Grand Avenue, Los Angeles, California 90071, Attention: Asset Manager, or such other address as Sublessor may specify in accordance with the provisions of
        Section 19.1 of this Sublease. It is understood that Sublessor shall receive the Monthly Base Rent set forth above free and clear of any and all impositions, taxes, liens, charges or other expenses of any nature whatsoever required to be paid with regard to the Sublease Premises or Sublessee's use or occupancy thereof. In addition to the Monthly Base Rent reserved above, Sublessee shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and other charges, costs and expenses which arise or may be contemplated under any provisions of this Sublease during the term hereof. All such charges, costs and expenses shall constitute additional Rent, and upon the failure of

        Sublessee to pay any of such costs, charges or expenses, Sublessor shall have the same rights and remedies as otherwise provided in this Sublease for the failure of Sublessee to pay Monthly Base Rent. It is the intention of the parties hereto that, except as expressly provided herein, this Sublease shall not be terminable for any reason by Sublessee, and Sublessee shall in no event be entitled to any abatement of or reduction in rent payable under this Sublease. All Rent payable hereunder shall be paid in lawful money of the United States and without prior notice or demand, deduction or offset for any cause whatsoever. Any delay or failure of Sublessor in computing or billing for any of the rental adjustments or additional Rent as provided in this Sublease shall not constitute a waiver of or in any way impair the continuing obligation of Sublessee to pay any and all Rent.

                        5.5     LATE CHARGE AND INTEREST.  Sublessee
        acknowledges that its late payment of Rent will cause Sublessor to incur certain costs and expenses not contemplated by this Sublease, including without limitation administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult or impractical to fix. Accordingly, if any installment of Rent is not paid within five days after the date such Rent is due, Sublessee shall pay to Sublessor, in addition to the installment of Rent then owing, a late payment charge equal to 5% of the amount of the delinquent installment, regardless of whether a notice of default or notice of termination has been given by Sublessor. The parties agree that this late charge represents a reasonable estimate of the costs and expenses incurred by Sublessor from, and is fair compensation to Sublessor for its loss suffered by, such nonpayment by Sublessee. In addition to the 5% late charge, any Rent or other amounts owing under this Sublease which are not paid within five days after the date they are due shall thereafter bear interest at the rate (the "Interest Rate") which is the lesser of (a) that rate per annum announced from time to time by Sublessor as its prime or reference rate plus 5% per annum, or
        (b) the maximum rate permitted by law. Notwithstanding the foregoing, for one installment of Rent per calendar year, no late charge shall be assessed until such time as Sublessor has provided written notice of the failure to pay Rent to Sublessee and such failure has continued for a period of two business days following such notice, but such failure shall still constitute an Event of Default under Section 16.1(i) of this Sublease. Nothing in this Section shall relieve Sublessee of its obligation to pay any Rent at the time and in the manner provided by this Sublease or constitute a waiver of any default of Sublessee with regard to any nonpayment of Rent.

                        5.6 LETTER OF CREDIT. In order to secure Sublessee's obligations under this Sublease, on or before May 5, 1998, Sublessee shall cause to be issued and delivered to Sublessor a letter of credit, for the account of Sublessee and the benefit of Sublessor, issued by a financial institution reasonably acceptable to Sublessor, in the face amount of $200,000.00 and otherwise meeting the requirements of this Section 5.6 (which together with any replacements required by this Section 5.6 shall be referred to as the "Letter of Credit"). Each Letter of Credit shall provide that it may be drawn by presentation of a sight draft of Sublessor to the issuer. If any Letter of Credit, has an expiry date prior to the second anniversary of the Commencement Date, Sublessee shall on or before the date that is fifteen (15) days prior to the expiry cause to be delivered to Sublessor a replacement Letter of Credit meeting the requirements of this Section
        5.6. Any replacement Letter of Credit issued after the first anniversary of the Commencement Date shall be in the face amount of $100,000.00. On the second anniversary of the Commencement Date, Sublessor shall surrender the Letter of Credit if it has not previously been drawn and there then exists no Event of Default or event which with the giving of notice, passage of time or both would constitute an Event of Default.

                6.      TAXES, UTILITIES AND SERVICES.

                        6.1 PERSONAL PROPERTY TAXES. Sublessee shall pay prior to delinquency any and all taxes and assessments against and levied upon trade fixtures, furnishings, equipment, and personal property (including any personal property leased by Sublessor to Sublessee hereunder) contained in the Sublease Premises. Whenever possible, Sublessee shall cause such items to be assessed and billed separately from the real property portion of the Sublease Premises. Sublessee shall be responsible for any taxes and assessments attributable to any such items assessed against the real property portion of the Sublease Premises.

                        6.2     COSTS AND EXPENSES UNDER MASTER LEASE.
        Excluding only the monthly rent owed under the Master Lease, Sublessee shall pay Sublessee's Share of all costs and expenses of every kind and nature for which Sublessor is responsible under the Master Lease over the amount of such costs and expenses paid or payable by Sublessor for the Sublease Premises for calendar year 1998. Such costs and expenses shall (i) be paid by Sublessee to Sublessor within ten days after Sublessor's written demand therefor; and (ii) include, without limitation, the cost of all taxes and assessments, utilities and services, parking charges, insurance, sewer charges, janitorial and disposal services. To the extent not provided under the Master Lease, Sublessee shall procure, at its sole cost and expense, any and all facilities necessary to supply the Sublease Premises with water, sewer, gas, electricity, telephone and all other services required for its use and occupancy of the Sublease Premises hereunder. Sublessee shall make payment for any such services directly to the person or entity supplying such services.

                7. MASTER LESSOR'S OBLIGATIONS. It shall be the obligation of Master Lessor to provide to the Sublease Premises all services and utilities to be provided by Master Lessor under the terms of the Master Lease, and Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services and utilities. Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Master Lessor under the Master Lease; provided, that Sublessor shall not be required to initiate or otherwise participate in any legal action in connection with such enforcement. If Sublessor is prevented from performing any of its obligations under this Sublease by a breach by Master Lessor of the Master Lease, then Sublessor's sole obligation under this Sublease shall be to cooperate with Sublessee, at Sublessee's sole cost and expense, in pursuing the correction or cure of Master Lessor's default and in enforcing the terms of the Master Lease. Sublessor shall not be liable for any claims, costs or damages, including, without limitation, loss or injury to person or property, and Sublessee shall not be entitled to any reduction or abatement of rent or other charges hereunder, on account of any failure of Master Lessor to deliver the services and utilities described above.

                8. SECURITY DEPOSIT. The Security Deposit shall secure Sublessee's obligations under this Sublease to pay Rent and any other monetary amounts, to maintain the Sublease Premises and repair damages thereto, to surrender the Sublease Premises to Sublessor in the condition required by
Section 4.3 above and to discharge Sublessee's other obligations hereunder. Notwithstanding the above, Sublessee acknowledges and agrees that the amount of the Security Deposit shall not in any way be deemed to be a limitation of Sublessee's liability under this Sublease. Sublessor may use and commingle the Security Deposit with other funds of Sublessor. If Sublessee fails to perform Sublessee's obligations hereunder, Sublessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Sublessee's unperformed obligations. If Sublessor does so apply any portion of the Security Deposit, Sublessee shall immediately remit to Sublessor cash in an amount to restore the Security Deposit to its original amount. If Sublessee fails to restore the Security Deposit to its original amount within five days after receipt of Sublessor's written demand to do so, Sublessee shall be in default of this Sublease. Upon termination of this Sublease, if Sublessee has then performed all of Sublessee's obligations under this Sublease, Sublessor shall return the Security Deposit, or whatever amount remains of the Security Deposit after Sublessor applied all or a portion of the Security Deposit to perform Sublessee's obligations hereunder, to Sublessee without payment of interest.

                9.      USE; COMPLIANCE WITH LAWS; PERMITS.

                        9.1 USE. The Sublease Premises are to be used for operation of business and professional offices, including any and all related activities, and for no other purpose or business.

                        9.2 COMPLIANCE WITH LAW; PROHIBITED ACTIVITIES. Sublessee shall observe and comply with the requirements of all covenants, conditions and restrictions of record regarding the Sublease Premises and all federal, state and local laws, statutes, rule and regulations now or hereafter in effect (the "Laws"), including but not limited to the ADA, which apply to the Sublease Premises or the use or occupancy thereof by Sublessee, including, but not limited to, the obligation to alter, maintain, repair, improve or restore the Sublease Premises, and all parts thereof structural and otherwise, in compliance and conformity with all such Laws. Sublessee shall not commit, or suffer to be committed or exist, any waste or nuisance on the Sublease Premises. Sublessee shall not use, store, generate, transit or dispose of any hazardous substances upon, in about, or under the Sublease Premises, except any use or storage of any such hazardous substances customarily used in Sublessee's business, provided that such use or storage complies with all applicable laws. As used herein, hazardous substances means any and all hazardous, ultra-hazardous, or toxic substances, wastes or materials regulated under any laws or regulations applicable to the environment or the protection of human health.

                        9.3 PERMITS AND LICENSES. Sublessee shall apply for and obtain, at its sole expense, all permits, licenses, consents, permissions or other approvals of any governmental or quasi-governmental authorities which may be required in order that Sublessee may do any of the things that Sublessee is required or permitted to do under the provisions of this Sublease. Sublessor agrees that in all such cases, whenever reasonably requested by Sublessee, Sublessor shall cooperate with Sublessee in obtaining such permits, licenses, consents, permissions and other approvals, provided that Sublessor shall not be required to incur any direct or indirect cost or expense as a result of such cooperation.

                10.     ASSIGNMENT AND SUBLETTING.

                        10.1 SUBLESSOR'S CONSENT. Sublessee shall not transfer or assign this Sublease, or any right or interest hereunder, or sublet the Sublease Premises or any part thereof (a "Transfer"), without first obtaining the prior written consent and approval of Sublessor, which consent shall not be unreasonably withheld or delayed so long as
        (i) such Transfer is permissible pursuant to the terms and conditions of the Master Lease, and (ii) as a result of such Transfer, the Sublease Premises will not be used for the conduct of any business activities which would be competitive with any activity which a bank or other financial institution may lawfully engage in, including, without limitation, consumer and commercial lending and banking activities, sales of securities or insurance products or other financial services. If Sublessee desires to sublease or assign all or a portion of the Sublease Premises, it shall first provide Sublessor notice that it intends to undertake marketing efforts and identify the portion of the Sublease Premises it desires to assign or sublet. Sublessor shall have the right, to be exercised upon written notice to Sublessee within 45 days following receipt of Sublessee's notice, to terminate this Sublease as to the portion of the Sublease Premises designated in Sublessee's notice, such termination to be effective as of 60 days from the date of Sublessee's notice. If Sublessor does not exercise the right to terminate, then Sublessee may market the portion of the Sublease Premises identified in its notice. No later than 30 days prior to the date of a proposed sublet or assignment, Sublessee shall deliver to Sublessor written notice of the proposed sublet or assignment, the identity and legal composition of the proposed assignee or sublessee, audited financial statements of the proposed sublessee or assignee for the past three years, the terms (including the intended use of the Sublease Premises) of the proposed sublet or assignment and, if a sublet, the portion of the Sublease Premises involved, and any other information reasonably requested by Sublessor. Sublessor shall notify Sublessee of its consent or denial of consent within 15 days after Sublessee has provided Sublessor the information specified in the preceding sentence. Sublessor shall not unreasonably withhold its consent to the proposed sublet or assignment. If Sublessor consents to a proposed Transfer of this Sublease, Sublessee shall pay to Sublessor a transfer fee of $500.00. If Sublessor's withholding of consent is found to be unreasonable by a court of competent jurisdiction, Sublessee's sole remedy shall be to have the proposed Transfer declared valid as if Sublessor's consent had been given, and Sublessee waives any other remedy at law or in equity. Sublessee shall deliver to Sublessor complete, fully executed documentation with regard to the transfer, assignment or sublease upon execution and delivery of the same. Sublessor and Sublessee agree that the options to extend the Term hereof are personal to Sublessee and may not be assigned by Sublessee to any other party, whether or not in conjunction with a Transfer by Sublessee of its interest in this Sublease.

                        10.2 INVALID TRANSFERS. No Transfer, whether voluntary or involuntary, by operation of law or under legal process or proceedings, shall be valid or effective without Sublessor's prior written consent and approval. The transfer, assignment or hypothecation of any assets, stock or other ownership interest in Sublessee which in the aggregate exceeds 50% shall be deemed an assignment within the meaning of this Section. Should Sublessee attempt to make or suffer to be made any Transfer of this Sublease without Sublessor's prior written consent and approval, or should any of Sublessee's rights under this Sublease be sold or otherwise transferred by or under court order or legal process or otherwise, or should Sublessee be adjudged insolvent or bankrupt, then and in any of the foregoing events Sublessor may, at its sole option, terminate this Sublease upon written notice thereof to Sublessee.

                        10.3 NO WAIVERS. Should Sublessor consent to any transfer, assignment or subletting, such consent shall not constitute a waiver of any of the requirements or restrictions of this Section, and the same shall apply to each successive transfer, assignment or subletting of this Sublease, if any.

                        10.4 RENTS. If the rents or other payments or consideration received by Sublessee pursuant to any transfer, sublease or assignment of this Sublease exceed the Rent due under this Sublease, or in the case of a sublease of a portion of the Sublease Premises, in excess of such Rent fairly allocable to such portion, Sublessee shall, within five days after Sublessee's receipt of same, pay to Sublessor as additional Rent 1/2 of such excess rents. For purposes of this Section, "consideration" shall include, without limitation, all monies or other economic consideration of any kind, if such monies or economic consideration are related (whether directly or indirectly) to Sublessee's interest in this Sublease, the Sublease Premises or any improvements or other property thereon, including without limitation, bonus money or payments (in excess of book value thereof) for Sublessee's assets, accounts, good will, general intangibles, personal property or equity interests in Sublessee.

                        10.5 NO RELEASE OF SUBLESSEE. Under no circumstances shall any sublease or assignment of this Sublease by Sublessee in any way modify, affect or limit the liability of Sublessee under this Sublease.

                11. ALTERATIONS. Sublessee shall not make or suffer to be made any alterations, additions or improvements (collectively "Alterations") in, on, or to the Sublease Premises without the prior written consent of Sublessor, which consent may be granted or withheld in Sublessor's sole discretion. In the event that Sublessor consent to any such Alterations, Sublessee shall strictly comply with each and every term or condition applicable thereto contained in the Master Lease.

                12. REPAIRS AND MAINTENANCE. Subject to Master Lessor's obligations under Article VI of the Master Lease, Sublessee shall during the term and at Sublessee's sole cost and expense keep the Sublease Premises in as good order, condition and repair as they were at the time Sublessee took possession of the Sublease Premises, reasonable wear and tear and damage from time and other casualties excepted. Sublessee shall keep the Sublease Premises in a neat and sanitary condition and shall not (a) commit any nuisance or waste on the Sublease Premises, or in, on, or about the Building, (b) dispose of sweepings, rubbish, rags, coffee grounds or other similar substances in the plumbing facilities, nor
(c) waste any utilities provided by Master Lessor. In addition, Sublessee shall, at Sublessee's sole expense, immediately repair any damage to the Sublease Premises or Building caused by Sublessee, Sublessee's agents, employees, licensees, invitees and visitors. All maintenance, repairs and replacement by Sublessee hereunder shall be undertaken in accordance with, and shall be governed by, the requirements of Section 11 above. Sublessor shall use its best efforts to cause Master Lessor to comply with its obligations under Article VII of the Master Lease. Sublessee acknowledges that other than the Improvements, Sublessor is under no duty to make any repairs or improvements to the Sublease Premises. Sublessee hereby waives the benefit of any statute or principle of law or equity, now or hereinafter in effect, which would afford Sublessee the right to make repairs at Sublessor's expense or to terminate this Sublease because of Sublessor's failure to keep the Sublease Premises in good order, condition and repair.

                13. INSURANCE POLICIES. During the Term, Sublessee shall procure and maintain in full force and effect and at Sublessee's sole cost and expense each of the policies of insurance required by the Master Lease. Each policy of insurance required to be maintained by Sublessee hereunder shall be issued by an insurance company authorized to do business in the State of Colorado, with a rating classification of at least an A-, Class VIII status as rated from time to time in the most current edition of Best's Insurance Reports and shall provide for only such deductibles as are reasonably acceptable to Sublessor. Such policies shall be primary and non-contributing and shall name Sublessor (and Master Lessor, to the extent required by the Master Lease) as an additional named insured.

                        13.1 WAIVER OF SUBROGATION. Any policy or policies of insurance, which either party obtains in connection with the Sublease Premises, shall, to the extent the same can be obtained without undue expense, include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Sublessee and Sublessor waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

                        13.2 INSURANCE CERTIFICATES. Prior to the Commencement Date (and from time to time, no later than 30 days prior to the expiration of each insurance policy), Sublessee shall furnish to Sublessor a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Sublessee pursuant hereto. Such certificates of insurance shall reflect (i) that Sublessor (and Master Lessor, if required by the Master Lease) is an additional named insured; and (ii) that such insurance policies shall not be cancelable, subject to reduction of coverage or any other material amendment without a minimum of 30 days prior written notice to Sublessor and any other additional named insureds.

                14.     DAMAGE AND DESTRUCTION.

                        14.1 TERMINATION OF MASTER LEASE. If as the result of any damage or destruction, Master Lessor or Sublessor either mutually agree or exercise any option either may have to terminate the Master Lease as to all or any portion of the Sublease Premises, this Sublease shall terminate to the same extent, effective as of the date of such termination of the Master Lease.

                        14.2 CONTINUATION OF SUBLEASE. If this Sublease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect. Sublessor shall use its best efforts to cause Master Lessor to comply with its repair obligations under Article VI, Section F of the Master Lease. To the extent Sublessor receives any abatement of rent under the Master Lease on account of damages to the Sublease Premises, Sublessee's obligation to pay rent under the Sublease shall be reduced in the same proportion (i.e., the proportion which the reduction attributable to the Sublease Premises bears to the total rent attributable to the Sublease Premises under the Master Lease. Subject to the Master Lessor's obligations under the Master Lease, Sublessee shall diligently repair, restore or rebuild the Sublease Premises as nearly as practicable to substantially the condition in which the Sublease Premises existed immediately prior to such damage or destruction; provided, that Sublessor shall make available to Sublessee for such purpose any insurance proceeds actually received by Sublessor as a result of such damage or destruction. Sublessee waives the provisions of any statute or other principle of law or equity which relate to the right to terminate a lease when the thing leased is destroyed and agrees that such event shall be governed by the terms hereof. Unless this Sublease shall terminate as provided in
        Section 14.1 above and except as set forth above, there shall be no abatement of Rent payable by Sublessee hereunder by reason of any damage or destruction of the Sublease Premises. If this Sublease is terminated as a result of any damage or destruction as provided in Section 14.1 above, or if Sublessee shall fail to promptly and diligently repair, restore or rebuild the Sublease Premises after any such damage or destruction as required hereby, all proceeds of insurance resulting from such damage or destruction shall be paid to Sublessor, and Sublessee hereby assigns such proceeds to Sublessor in any such event. Payment and assignment to Sublessor of any such insurance proceeds shall not be construed as a waiver of any right or remedy Sublessor may have against Sublessee arising from any breach of this Section.

                15.     EMINENT DOMAIN.

                        15.1 TERMINATION OF MASTER LEASE. If as the result of any condemnation by eminent domain, inverse condemnation or sale in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), Master Lessor or Sublessor either mutually agree or exercise any option either may have to terminate the Master Lease as to all or any portion of the Sublease Premises, this Sublease shall terminate to the same extent, effective as of the date of such termination of the Master Lease. If all of the Sublease Premises (or such part thereof that Sublessee cannot reasonably operate in the remainder substantially the same business being conducted in the Sublease Premises) is Condemned, Sublessee may terminate this Sublease.

                        15.2 PARTIAL CONDEMNATION. If this Sublease is not terminated following any such Condemnation as set forth above, this Sublease shall remain in full force and effect. In such event, Sublessor shall use its best efforts to cause Master Lessor to comply with its obligation to repair, alter or restore the Sublease Premises under Article XI of the Master Lease. Subject to Master Lessor's obligations under the Master Lease, Sublessee shall repair, restore or rebuild the Sublease Premises as nearly as practicable to substantially the condition in which the Sublease Premises existed immediately prior to such Condemnation, provided that Sublessor shall make available to Sublessee for such purpose that portion of the Condemnation award allowed for physical damage to that portion of the Sublease Premises not taken in such Condemnation. Sublessee hereby waives the provisions of any applicable statute or principal of law or equity permitting termination this Sublease upon Condemnation. To the extent Sublessor receives any rental reduction under the Master Lease attributable to the Sublease Premises, the Monthly Base Rent shall be reduced in the same proportion (i.e., the proportion which the reduction attributable to the Sublease Premises bears to the total rent attributable to the Sublease Premises under the Master Lease). Unless this Sublease shall terminate as a result of any Condemnation, there shall be no abatement of Rent payable by Sublessee hereunder as a result of any Condemnation.

                        15.3 SUBLESSEE'S AWARD. Sublessor reserves all rights to damages to the Sublease Premises and Sublessor 's interest in the subleasehold created by this Sublease hereafter accruing by reason of any Condemnation. However, as between Sublessor and Sublessee, and subject to all rights of the Master Lessor under the Master Lease, Sublessee reserves the right to the equitable portion of any award for damages for the value to Sublessee of any unexpired term of this Sublease (in the event such Condemnation causes a termination of the Sublease). Article XI of the Master Lease sets forth procedures for determining the value of Sublessor's rights to a share of any Condemnation award attributable to early termination of the Master Lease. Sublessee shall be entitled to a share of a Condemnation award for the unexpired term of the Sublease only if Sublessor receives a share of such Condemnation award for the value of the unexpired term of the Master Lease and then only the equitable share of such Condemnation award received by Sublessor as is attributable to the Sublease Premises for the term of this Sublease. If Sublessor and Sublessee cannot agree upon the share of any Condemnation award attributable to the Sublease Premises for the term of the Sublease, the matter shall be determined by arbitration in accordance with the provisions set forth in the Master Lease.

                16.     DEFAULT.

                        16.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" on the part of Sublessee with or with-out notice from Sublessor (except as required by Section 16.1(ii) below):

                       (i) Payment. Sublessee's failure to pay any installment of Rent on or before five days after such payment is due;

                       (ii) Performance. Sublessee's failure to perform any of Sublessee's covenants, agreements or obligations here-under (other than the nonpayment of Rent which shall be governed by Section 16.1(i) above or to provide any required Letter of Credit which shall be governed by Section 16.1(viii) below) on or before 30 days after written notice thereof from Sublessor;

                       (iii) Assignment. A general assignment by Sublessee for the benefit of creditors;

                       (iv) Bankruptcy. The filing of a voluntary petition by Sublessee, or the filing of an involuntary petition by any of Sublessee's creditors seeking the rehabilitation, liquidation or reorganization of Sublessee under any law relating to bankruptcy, insolvency or other relief of debtors;

                       (v) Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Sublessee's assets or of this lease-hold;

                       (vi) Insolvency, Dissolution, Etc. Sublessee shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they be-come due; or any court shall enter a decree or order directing the winding up or liquidation of Sublessee or of substantially all of its assets; or Sublessee shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Sublease Premises;

                       (vii) Attachment. Attachment, execution or other judicial seizure of substantially all of Sublessee's assets or this leasehold; or

                       (viii) Letter of Credit. Sublessee's failure to provide any Letter of Credit required pursuant to Section 5.6 of this Sublease on the date required.

                        16.2    SUBLESSOR'S REMEDIES.

                       (i) Abandonment. If Sublessee vacates or abandons the Sublease Premises, this Sublease shall continue in effect unless and until terminated by Sublessor in writing, and Sublessor shall have all of the rights and remedies provided by applicable laws.

                       (ii) Termination. Following the occurrence of any Event of Default, Sublessor shall have the right, so long as the default continues, to terminate this Sublease by written notice to Sublessee setting forth: (i) the default; (ii) the requirements to cure it; and
        (iii) a demand for possession, which shall be effective three days after it is given. Sublessor shall not be deemed to have terminated this Sublease other than by delivering written notice of termination to Sublessee.

                       (iii) Possession. Following termination of the Sublease, without prejudice to any other remedies Sublessor may have by reason of Sublessee's default or of such termination, Sublessor may then or at any time thereafter (i) peaceably reenter the

        Sublease Premises, or any part thereof, upon voluntary surrender by Sublessee, or, expel or remove Sublessee and any other persons occupying the Sublease Premises, using such legal proceedings as may be available; (ii) repossess and enjoy the Sublease Premises, or relet the Sublease Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Sublessor in Sublessor's sole discretion shall determine, with the right to make reasonable alterations and re-pairs to the Sublease Premises; and (iii) remove all personal property from the Sublease Premises.

                       (iv) Recovery. Following termination of the Sublease, Sublessor shall have all the rights and remedies of a Sublessor provided by applicable law, including the right to recover (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Sublessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Sublessor for all detriment proximately caused by Sublessee's failure to per-form Sublessee's obligations under the Sublease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) of this subsection, shall be computed by allowing interest at the Interest Rate. The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                       (v) Other. If Sublessee causes or threatens to cause a breach of any of the covenants, terms or conditions contained in this Sublease, Sublessor shall be entitled to retain all sums held by Sublessor, any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any remedy al-lowed at law, in equity, by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Sublease.

                       (vi) Cumulative. Each right and remedy of Sublessor provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy pro-vided for now or hereafter existing at law, in equity, by statute or otherwise. The exercise or beginning of the exercise by Sublessor of any one or more of the rights or remedies provided for in this Sublease, or now or hereafter existing at law, in equity, by statute, or otherwise, shall not preclude the simultaneous or later exercise by Sublessor of any or all other rights or remedies provided for in this Sublease or now or here-after existing at law, in equity, by statute, or otherwise.

                       (vii) No Waiver. No failure by Sublessor to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Sublessor to mitigate the damages caused by Sublessee's breach of this Sublease shall not be construed to be a waiver of Sublessor's right to recover damages under this Section.

                       (viii) Sublessor's Right to Perform. Upon Sublessee's failure to perform any obligation of Sublessee hereunder, including, without limitation, payment of Sublessee's insurance premiums and charges of contractors who have supplied materials or labor to the Sublease Premises, Sublessor shall have the right, but not the obligation, to perform such obligations of Sublessee on behalf of Sublessee or to make payment on behalf of Sublessee to such parties, or both. Upon demand, Sublessee shall reimburse Sublessor for the cost of Sublessor's performing such obligations on Sublessee's behalf, including, without limitation, reimbursement of any amounts that may be expended by Sublessor and Sublessor's reasonable attorneys' fees, plus interest at the Interest Rate, from the date of any such expenditure until the same is repaid.

                       (ix) Additional Remedies. In addition to the foregoing remedies and so long as this Sublease is not terminated, Sublessor shall have the right to maintain or improve the Sublease Premises without terminating this Sublease; to incur expenses on behalf of Sublessee in seeking a subtenant or assignee, including, without limitation, brokers' commissions, expenses of remodeling the Sublease Premises, and any other inducements which Sublessor determines, in Sublessor's sole discretion, are necessary; to cause a receiver to be appointed to administer the Sublease Premises and any new or existing subleases; and to add to the Rent payable hereunder all of Sublessor's costs in so doing, including reasonable attorneys' fees, with interest at the Interest Rate from the date of such expenditure until the same is repaid.

                       (x) Additional Rent. For purposes of any unlawful detainer action by Sublessor against Sublessee, Sublessor shall be entitled to recover as Rent not only such sums specified as the Monthly Base Rent which may then be overdue, but also any and all additional sums of money as may then be overdue.

                       (xi) Indemnification. Sublessor's exercise of any one or more of the remedies set forth in this Section shall not affect the rights of Sublessor or the obligations of Sublessee under the indemnification set forth in Section 17 hereof.

                       (xii) After Default. Sublessor shall be under no obligation to observe or perform any covenant of this Sublease on its part to be observed or performed which accrues after the date of any Event of Default, and for so long as the Event of Default continues.

                       (xiii) Letter of Credit. Sublessor may draw upon the Letter of Credit and apply the proceeds thereof to any of Sublessee's obligations under this Sublease in any order or manner as Sublessor deems appropriate or, after termination, to any amounts Sublessor is entitled to recover under subsection 16.2(iv) above.

                17.     EXCULPATION AND INDEMNIFICATION OF SUBLESSOR.

                        17.1 EXCULPATION. Sublessor shall not be liable to Sublessee, and Sublessee hereby waives all claims arising from any loss, injury, or other damage to any person or property (including, but not limited to, Sublessee or Sublessee's property), in or about the Sublease Premises from any cause (including, but not limited to, defects in the Sublease Premises or any equipment or other personal property in the Sublease Premises; fire, explosion, or other casualty; damage to or defects in any telephone wiring or cabling; or bursting, rupture, leakage, or overflow of any plumbing or other pipes, piping, tubes, tubing, lines, sprinklers, tanks, drains, drinking fountains, or wash basins or stands), except to the extent that such claims arise by the willful misconduct or grossly negligent acts or omissions of Sublessor. In no event, however, shall Sublessor be liable to Sublessee for any punitive or consequential damage or damages for loss of business by Sublessee.

                        17.2 INDEMNIFICATION BY SUBLESSEE. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, and hold Sublessor, and its officers, directors, employees and agents, harmless from and against any and all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments (including, without limitation, attorneys' fees and expenses) (collectively referred to as the "Claims") arising, claimed or incurred against or by Sublessor, or its officers, directors, employees or agents, from any matter or thing arising from (i) the use or occupancy of the Sublease Premises by Sublessee or any of its partners, employees, agents, licensees and invitees, the conduct of Sublessee's business, or from any activity, work or other thing done, permitted or suffered by Sublessee in or about the Sublease Premises; (ii) any accident, injury to or death of Sublessee or its partners, employees, agents, invitees or licensees or any other person or loss of or damage to property of Sublessee or any such persons occurring on or about the Sublease Premises or any part thereof during the term hereof; or (iii) any breach or default in the performance of any obligation on Sublessee's part or to be performed under the terms of this Sublease or the Master Lease. Sublessee shall have no obligation to indemnify, defend and hold Sublessor harmless from and against any Claims resulting solely from Sublessor's breach of this Sublease or from the negligence or willful misconduct of Sublessor. Notwithstanding any provision hereof to the contrary, the indemnification provided in this Section shall survive any termination of this Sublease or expiration of the Term hereof.
        Sublessee shall give prompt notice to Sublessor in case of casualty or accidents known to Sublessee on or about the Sublease Premises.

                        17.3 INDEMNIFICATION BY SUBLESSOR. Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, and hold Sublessee, and its officers, directors, employees and agents, harmless from and against any and all Claims arising, claimed or incurred against or by Sublessee or its officers, directors, employees or agents, from any matter or thing arising from any breach or default in the performance of any obligation on Sublessor's part to be performed under the terms of this Sublease or the Master Lease. Sublessor shall have no obligation to indemnify, defend and hold Sublessee harmless from and against any Claims resulting solely from Sublessee's breach of this Sublease or from the negligence or willful misconduct of Sublessee. Notwithstanding any provision hereof to the contrary, the indemnification provided in this Section shall survive a termination of this Sublease or expiration of the term hereof.

                18. BROKERAGE COMMISSION. Sublessee represents and warrants to Sublessor that except for The Staubach Company, which has represented Sublessee in connection with the sublease of the Sublease Premises contemplated hereby, no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Sublessee with respect to Sublessor, this Sublease or the Sublease Premises. Sublessee shall indemnify, defend (with counsel reasonably acceptable to Sublessor) and hold Sublessor harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any other broker or finder in connection with the Sublease Premises and this Sublease.

                19.     GENERAL PROVISIONS.

                        19.1 NOTICES. All notices or demands of any kind required or desired to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated in the Basic Sublease Information, or at such other place or places as either Sublessor or Sublessee may, from time to time, designate in a written notice given to the other. Notices shall be deemed to be delivered two business days after the date of mailing thereof, or upon earlier receipt.

                        19.2 ENTRY BY SUBLESSOR. Sublessor and its authorized representatives shall have the right to enter the Sublease Premises at all reasonable times and upon reasonable notice (provided that in the event of an emergency, notice need not be given) for the purpose of inspecting the same or taking any action or doing any work permitted hereunder (but nothing herein contained in this Lease shall create or imply any duty on the part of Sublessor to make any such inspection or to take any such action or do any such work). No such entry shall constitute an eviction of Sublessee. In connection with any such entry, Sublessor will use reasonable efforts not to disrupt or interfere with the normal operation of Sublessee's business.

                        19.3 ESTOPPEL CERTIFICATES. Each party shall, from time to time upon not less than 30 days prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (a) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), and the date to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of expiration of the term hereof.

                        19.4 LIENS. Sublessee covenants that it will not, during the Term hereof, suffer or permit any lien to be attached to or upon the Sublease Premises, or any portion thereof, by reason of any act or omission on the part of Sublessee, and hereby agrees to save and hold harmless Sublessor from or against any such lien or claim of lien.

        In the event any such lien does attach or any claim of lien is made against the Sublease Premises which may be occasioned by any act or omission upon the part of Sublessee, and shall not be released within 30 days after notice from Sublessor to Sublessee so to do, Sublessor in its sole discretion, except as provided below, may pay and discharge the same and remove any such lien from the Sublease Premises. Sublessee agrees to repay and reimburse Sublessor, upon demand, for any amount which may have been paid by Sublessor in discharging such lien, together with interest at the Interest Rate from the date of the expenditure by Sublessor to the date of repayment by Sublessee.

                        19.5 TIME. Time is of the essence of this Sublease. If any date set forth for the performance of any obligation or for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions and post offices are generally closed in the State of Colorado for observance thereof. Except as expressly provided to the contrary in this Sublease, all references to days shall mean calendar days.

                        19.6 ENTIRE AGREEMENT. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Sublease Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Sublease Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

                        19.7 SUCCESSORS AND ASSIGNS. Subject to the provisions of this Sublease relating to assignment, mortgaging and subletting, this Sublease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

                        19.8 AUTHORITY. Each individual executing this Sublease on behalf of Sublessee represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of Sublessee, and that this Sublease is binding upon Sublessee in accordance with its terms. As a condition precedent to the legal effectiveness of this Sublease, Sublessor may, at Sublessor's option, require corporate or partnership resolutions as are reasonably necessary to establish the authority of Sublessee to execute this Sublease.

                        19.9 EXHIBITS. The exhibits attached hereto are made a part of this Sublease by this reference.

                        19.10 ATTORNEYS' FEES; WAIVER OF JURY TRIAL. If any party commences an action against the other party arising out of or in connection with this Sublease, (a) the prevailing party shall be entitled to recover from the losing party the cost and expenses of such action, including reasonable collection fees, attorneys' fees (including without limitation the allocated cost of in-house counsel) and court costs; and (b) the parties agree that the matter shall be tried by the court without a jury, and each party specifically waives the right to a jury trial in any such action.

                        19.11 GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts to be performed in such State.

                        19.12 CAPTIONS. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

                        19.13 MASTER LESSOR'S CONSENT. This Sublease is conditioned upon Master Lessor's written approval of this Sublease. If for any reason Master Lessor does not consent to this Sublease within the 30 days after the full execution of this Sublease, then this Sublease shall terminate, Sublessor shall return to Sublessee the Security Deposit (if previously delivered to Sublessor) and any prepaid rent, and neither party shall have any other continuing obligation to the other with respect to the Sublease Premises or this Sublease.

                        19.14 DEFINITION OF SUBLESSOR. As used in this Sublease, the term "Sublessor" means only the current owner of the leasehold interest of the lessee under the Master Lease at the time in question. Each Sublessor is obligated to perform the obligations of the Sublessor hereunder only during the time such Sublessor owns such leasehold interest. Any Sublessor who transfers title to its leasehold interest in the Sublease Premises is relieved of all liabilities of Sublessor under this Sublease to be performed on or after the date of such transfer.

                        19.15 FORCE MAJEURE. As used in this Sublease, the term "Force Majeure" as applied to the obligations of Sublessor shall mean strikes, lockouts or labor unrest, shortages of labor or materials, disease, pestilence or epidemic, acts of God, governmental actions or restrictions, war, enemy action, riot, civil commotion, fire, accident or unavoidable casualty, or other causes beyond the reasonable control of Sublessor.

                        19.16 JOINT AND SEVERAL LIABILITY. If more than one person and/or entity is Sublessee, the obligations imposed under this Sublease shall be joint and several.

                        19.17 WAIVERS. No provision of this Sublease shall be deemed to have been waived, unless such waiver is in writing signed by the party against whom the waiver is sought to be enforced and addressed to the other party, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive either party's right to require the obligations of the other party be performed in strict accordance with the terms of this Sublease.

                        19.18 QUIET USE AND ENJOYMENT. So long as Sublessee is not in default hereunder, Sublessee's quiet use and enjoyment of the Sublease Premises shall not be disturbed.

                IN WITNESS WHEREOF, the parties shall be deemed to have executed this Sublease as of the date first set forth above.

                                SUBLESSOR:


                                WELLS FARGO BANK, N.A.

                                By: /s/ Leo J. Bauman
                                Name: Leo J. Bauman
                                Title: Vice President


                                By: /s/ Mark A. Ingram
                                Name: Mark A. Ingram
                                Title: SVP



                                SUBLESSEE:

                                GREASE MONKEY INTERNATIONAL, INC.,
                                a Colorado corporation

                                By: /s/ Dana Klapper Cohen
                                Name: Dana Klapper Cohen
                                Title: Vice President


                                By:
                                   -----------------------------
                                Name:
                                     ---------------------------
                                Title:
                                      --------------------------

                              CONSENT OF MASTER LESSOR

        The undersigned, Master Lessor of the Sublease Premises, hereby consents to the foregoing Sublease.


                                "MASTER LESSOR"

                                PRUDENTIAL INSURANCE COMPANY OF
                                AMERICA, a ______________________



                                By:
                                   -----------------------------
                                Name:
                                     ---------------------------
                                Title:
                                      --------------------------


                                By:
                                   -----------------------------
                                Name:
                                     ---------------------------
                                Title:
                                      --------------------------


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